EXHIBIT 99.1
GRANT PARK WEEKLY PERFORMANCE STATISTICS * 7/11/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.97%	-0.05%	17.32%
Class B Units	-0.99%	-0.08%	16.79%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JULY 11, 2008

Grant Park registered losses this past week with the bulk of the setbacks occurring in the softs/agricultural and energy markets.  Profits were mostly attributed to positions in the currency and equity indices markets.  After last week’s performance, Grant Park is down an estimated -0.05% month-to-date and up 17.32% year-to-date in the Class A units, and down an estimated -0.08% month-to-date and up 16.79% year-to-date in the Class B units.

After several weeks of positive performance, Grant Park’s long position in the corn markets experienced setbacks this past week.  Changing weather patterns provided fundamental pressure driving the price of corn down nearly 12%.  Heavy rains that have plagued farming areas in the Midwest over the past two months finally subsided allowing farmers back into their fields to continue planting.  Farmers in the Southeast, who have been experiencing droughts, openly welcomed recent rains as their presence will increase their harvest output.  Another factor offering pressure to the grains markets (as well as most other commodities markets) is the concern stemming from the possibility of government intervention in the futures markets.  Intervention fears stem from news that various individuals in Washington D.C., who have expressed views that futures speculators are the cause for lofty energy and food prices, may look to reduce, if not eliminate, speculator involvement in the commodities markets.  Although no firm steps have been taken by the government to intervene in the futures arena, the mere possibility of action has caused many larger institutions and pension funds to liquidate commodity positions and head towards the sidelines.

Also experiencing losses this past week were positions in the energy markets.  Having undergone a -12.32% price drop, positions in the natural gas markets accounted for the bulk of the portfolio’s setbacks in the sector. The price break was spurred by news that this season’s first named-hurricane, Hurricane Bertha, had shifted directions and would be traveling well-clear of important natural gas and crude oil platforms in the Gulf of Mexico.  As Bertha was originally thought to be headed into the Gulf, many speculators were caught on the wrong side of the markets and were forced to liquidate positions causing a massive sell-off throughout the week.

The majority of this week’s gains came from the currency markets.  Talk of the possible collapse of U.S. mortgage giants Fannie Mae and Freddie Mac spawned turmoil across domestic financial markets, driving the greenback downwards against many of its peers.  Rumors about the possible nationalization of the two firms put various government officials on the defensive, as they tried to quell speculator panic that such drastic measures would take

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

place.  Benefiting the most from the slip in the U.S. dollar were, Grant Park’s long euro positions.  Also adding to the near $0.02 gain in the euro was another statement from ECB President, Jean-Claude Trichet, again alluding to the fact that European interest rates may soon be on the rise.  Although analysts have mixed views on whether Mr. Trichet will follow through on his promise to raise rates, his announcements surely gave the euro a slight bump against the already weakened greenback.

Finally, short positions in the domestic equity indices markets registered profits this past week.  The dark cloud currently surrounding Fannie Mae and Freddie Mac, took its toll on the U.S. equity markets this past week causing a -2% break in the S&P 500.  Further contributing to the slide in stocks was the weakening of the U.S dollar and a spike in crude oil prices that occurred towards week’s end.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com